Exhibit 99.1

FOR IMMEDIATE RELEASE

May 28, 2019

NextGen Healthcare, Inc. Reports Fiscal 2019 Fourth Quarter and Year-End Results

IRVINE, Calif. – (BUSINESS WIRE) – NextGen Healthcare, Inc. (NASDAQ: NXGN), a leading provider of ambulatory-focused healthcare technology solutions, announced today its fiscal 2019 fourth quarter and year end March 31, 2019 operating results.

"The hallmarks of our FY’19 performance were: 1) significant bookings growth and deal-size growth, 2) Best-in-KLAS industry recognition for our practice management solution, 3) the launch of our integrated ambulatory care platform at our User Group Meeting, and 4) continued growth in client satisfaction,” commented Rusty Frantz, president and chief executive officer of NextGen Healthcare. “While we encountered some market headwinds in the second half that impacted top line revenue performance, we’re pleased to deliver EPS at the high end of our FY19 range. We remain confident in our growth strategy, the market opportunity, and our plan to deliver 20% operating margin in the next three years.”

Fiscal 2019 Fourth Quarter and Year-End Highlights

As a result of the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”), the GAAP comparisons below compare fourth quarter and fiscal year 2019 results under ASC 606 to the fourth quarter and fiscal year 2018 results under the legacy revenue guidance (“ASC 605”). A reconciliation of fourth quarter and fiscal year results for fiscal 2019 from ASC 606 to ASC 605 can be found in the tables at the end of the press release.

On a GAAP basis, revenue for the fiscal 2019 fourth quarter was $134.8 million compared to $135.8 million a year-ago. On a pro forma basis under ASC 605, revenue for the fiscal 2019 fourth quarter was $134.3 million.

On a GAAP basis, net income for the fiscal 2019 fourth quarter was $3.9 million, compared with net loss of $11.0 million in the fiscal 2018 fourth quarter. On a pro forma basis under ASC 605, net income for the fiscal 2019 fourth quarter was $1.3 million.

On a GAAP basis, fully diluted net income per share was $0.06 in the fiscal 2019 fourth quarter compared to a loss of $0.17 per share for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2019 fourth quarter was $0.23 versus $0.16 reported in the fourth quarter a year ago. On a pro forma non-GAAP basis, under ASC 605, fully diluted earnings per share for the fiscal 2019 fourth quarter was $0.19.

For the fiscal year ended March 31, 2019, revenue on a GAAP basis was $529.2 million compared to $531.0 million a year-ago. On a pro forma basis under ASC 605, revenue for the fiscal year 2019 was $527.3 million.

On a GAAP basis, net income for the fiscal year 2019 was $24.5 million, compared with net income of $2.4 million in fiscal year 2018. On a pro forma basis under ASC 605, net income for the fiscal year 2019 was $17.7 million.

On a GAAP basis, fully diluted net income per share was $0.38 in the fiscal year 2019 compared to earnings of $0.04 per share for the same period a year ago.  On a non-GAAP basis, fully diluted earnings per share for the fiscal year 2019 was $0.86 versus $0.70 reported a year ago. On a pro forma non-GAAP basis, under ASC 605, fully diluted earnings per share for the fiscal year 2019 was $0.76.

Fiscal 2020 Financial Outlook

The company is providing initial outlook for fiscal 2020 and expects:

•	Revenue of between $543 million and $559 million
•	Non-GAAP EPS of between $0.86 and $0.94

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2019 fourth quarter and year-end results on Tuesday, May 28, 2019 at 5:00 PM ET (2:00 PM PT). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers, and referencing participant code 9175604 approximately 15 minutes prior to the call. A live webcast of the conference call will be available on the investor relations section of the company’s web site and an audio file of the call will also be archived for 90 days at investor.nextgen.com. After the conference call, a replay will be available until June 4, 2019 and can be accessed by dialing 800-585-8367 or 404-537-3406 for international callers, and referencing participant code 9175604.

2019 Annual Shareholders' Meeting

In addition, NextGen Healthcare will hold its 2019 Annual Shareholders' Meeting on Thursday, August 15, 2019 at 9:00 a.m. Pacific time. The meeting will be held at the Marriott Hotel, 18000 Von Karman Avenue, Irvine, California 92612. Shareholders of record as of June 17, 2019 are eligible to vote and attend. Proxy materials and the 2019 Annual Report will be made available to shareholders of record and will also be posted on the Company's website.

About NextGen Healthcare, Inc

NextGen Healthcare is enabling the transformation of ambulatory care by providing a range of software, services, and analytics solutions to medical and dental group practices. The company's portfolio delivers foundational capabilities to empower physician success, enrich the patient care experience, and enable the transition to value-based healthcare. Visit www.nextgen.com for additional information.

Media Contact:
NextGen Healthcare
Cynthia Ragland, (949) 255-2600 x75416
cragland@nextgen.com

or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

443-213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, impairment of assets, and other non-run-rate expenses from GAAP income before provision for income taxes. The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations.

The normalized non-GAAP tax rate applied to fiscal year 2019 was 22.0%, compared to 30.5% for fiscal year 2018, which was updated as a result of the enactment of the new tax reform legislation on December 22, 2017. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2019	2018	2019	2018
Revenues:
Recurring	$120,151	$118,598	$473,921	$476,214
Software, hardware, and other non-recurring	14,634	17,177	55,252	54,805
Total revenues	134,785	135,775	529,173	531,019
Cost of revenue:
Recurring	48,174	48,856	191,496	194,360
Software, hardware, and other non-recurring	5,959	6,775	26,711	25,085
Amortization of capitalized software costs and acquired intangible assets	7,924	6,346	28,490	22,090
Total cost of revenue	62,057	61,977	246,697	241,535
Gross profit	72,728	73,798	282,476	289,484
Operating expenses:
Selling, general and administrative	44,710	65,709	164,879	193,226
Research and development costs, net	19,813	21,098	80,994	81,259
Amortization of acquired intangible assets	1,028	1,795	4,344	7,810
Impairment of assets	—	3,757	—	3,757
Restructuring costs	640	481	640	611
Total operating expenses	66,191	92,840	250,857	286,663
Income (loss) from operations	6,537	(19,042)	31,619	2,821
Interest income	103	19	216	55
Interest expense	(595)	(1,073)	(2,814)	(3,323)
Other income (expense), net	(117)	85	267	37
Income (loss) before provision for (benefit of) income taxes	5,928	(20,011)	29,288	(410)
Provision for (benefit of) income taxes	2,000	(8,964)	4,794	(2,830)
Net income (loss)	$3,928	$(11,047)	$24,494	$2,420
Net income (loss) per share:
Basic	$0.06	$(0.17)	$0.38	$0.04
Diluted	$0.06	$(0.17)	$0.38	$0.04
Weighted-average shares outstanding:
Basic	64,749	63,888	64,417	63,435
Diluted	64,917	63,888	64,600	63,440

NEXTGEN HEALTHCARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	March 31, 2019	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$33,079	$28,845
Restricted cash and cash equivalents	1,443	2,373
Accounts receivable, net	87,459	84,962
Contract assets	13,242	—
Inventory	120	180
Income taxes receivable	3,682	8,122
Prepaid expenses and other current assets	20,826	17,180
Total current assets	159,851	141,662
Equipment and improvements, net	21,404	26,795
Capitalized software costs, net	37,855	26,318
Deferred income taxes, net	6,194	9,219
Contract assets, net of current	3,747	—
Intangibles, net	52,595	74,091
Goodwill	218,771	218,875
Other assets	32,478	18,795
Total assets	$532,895	$515,755
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,432	$4,213
Contract liabilities	56,009	54,079
Accrued compensation and related benefits	25,663	27,910
Income taxes payable	64	73
Other current liabilities	41,064	48,317
Total current liabilities	128,232	134,592
Contract liabilities, net of current	—	1,173
Deferred compensation	5,905	6,086
Line of credit	11,000	37,000
Other noncurrent liabilities	11,812	13,494
Total liabilities	156,949	192,345
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 64,838 and 63,995 shares at March 31, 2019 and March 31, 2018, respectively	648	640
Additional paid-in capital	264,908	244,462
Accumulated other comprehensive loss	(1,231)	(400)
Retained earnings (1)	111,621	78,708
Total shareholders' equity	375,946	323,410
Total liabilities and shareholders' equity	$532,895	$515,755

(1)	Includes cumulative effect adjustment related to the adoption of ASC 606.

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2019	2018	2019	2018
Income before provision for income taxes - GAAP	$5,928	$(20,011)	$29,288	$(410)
Non-GAAP adjustments:
Acquisition costs, net	1,010	339	3,068	1,908
Amortization of acquired intangible assets	5,316	6,029	21,496	23,380
Amortization of deferred debt issuance costs	178	803	710	1,610
Restructuring costs	640	481	640	611
Securities litigation defense costs and settlement, net of insurance	202	19,984	(5,205)	20,700
Share-based compensation	4,153	3,611	16,102	12,196
Impairment of assets	—	3,757	—	3,757
Other non-run-rate expenses*	1,492	—	5,471	263
Total adjustments to GAAP income before provision for income taxes:	12,991	35,004	42,282	64,425
Income before provision for income taxes - Non-GAAP	18,919	14,993	71,570	64,015
Provision for income taxes	4,161	4,573	15,745	19,525
Net income - Non-GAAP	$14,758	$10,420	$55,825	$44,490
Diluted net income per share - Non-GAAP	$0.23	$0.16	$0.86	$0.70
Weighted-average shares outstanding (diluted):	64,917	63,888	64,600	63,440

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE UNDER ASC 605

Income before provision for income taxes - Non-GAAP	18,919		71,570
Adjustments due to adoption of ASC 606	(3,100)		(8,799)
Income before provision for income taxes - Non-GAAP under ASC 605	15,819		62,771
Provision for income taxes	3,481		13,810
Net income - Non-GAAP under ASC 605	$12,338		$48,961
Diluted net income per share - Non-GAAP under ASC 605	$0.19		$0.76
Weighted-average shares outstanding (diluted):	64,917		64,600

* Other non-run-rate expenses consist primarily of severance and other employee-related costs and professional services costs not related to core operations.

We adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (“ASC 606”) and all related amendments as of April 1, 2018 using the modified retrospective method for all contracts not completed as of the date of adoption. Results for reporting periods beginning after April 1, 2018 are presented under ASC 606, while prior period comparative information has not been adjusted and continue to be reported under the accounting standards in effect for those prior periods.

The impact of the adoption of ASC 606 on our consolidated statements of net income for the three months and fiscal year ended March 31, 2019, assuming that the previous revenue recognition guidance had been in effect, is summarized as follows:

	Three Months Ended March 31, 2019
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$29,884	$(2,039)	$27,845
Support and maintenance	40,242	(1,473)	38,769
Managed services	24,155	3,770	27,925
Electronic data interchange and data services	25,870	(25)	25,845
Total recurring revenues	120,151	233	120,384
Software license and hardware	9,109	(662)	8,447
Other non-recurring services	5,525	(82)	5,443
Total software, hardware, and other non-recurring revenues	14,634	(744)	13,890
Total revenue	134,785	(511)	134,274
Total cost of revenue	62,057	30	62,087
Gross profit	72,728	(541)	72,187
Operating expenses:
Selling, general and administrative	44,710	2,559	47,269
Research and development costs, net	19,813	—	19,813
Amortization of acquired intangibles	1,028	—	1,028
Restructuring costs	640	—	640
Total operating expenses	66,191	2,559	68,750
Income from operations	6,537	(3,100)	3,437
Interest and other income, net	(609)	—	(609)
Income before provision for income taxes	5,928	(3,100)	2,828
Provision for income taxes	2,000	(432)	1,568
Net income	$3,928	$(2,668)	$1,260

	Fiscal Year Ended March 31, 2019
	As reported under	Adjustments due to	As disclosed under
	ASC 606	adoption of ASC 606	ASC 605
Revenues:
Subscription services	$117,502	$(7,548)	$109,954
Support and maintenance	160,798	(5,262)	155,536
Managed services	98,203	12,516	110,719
Electronic data interchange and data services	97,418	(136)	97,282
Total recurring revenues	473,921	(430)	473,491
Software license and hardware	35,122	(1,830)	33,292
Other non-recurring services	20,130	382	20,512
Total software, hardware, and other non-recurring revenues	55,252	(1,448)	53,804
Total revenue	529,173	(1,878)	527,295
Total cost of revenue	246,697	159	246,856
Gross profit	282,476	(2,037)	280,439
Operating expenses:
Selling, general and administrative	164,879	6,762	171,641
Research and development costs, net	80,994	—	80,994
Amortization of acquired intangibles	4,344	—	4,344
Restructuring costs	640	—	640
Total operating expenses	250,857	6,762	257,619
Income from operations	31,619	(8,799)	22,820
Interest and other income, net	(2,331)	—	(2,331)
Income before provision for income taxes	29,288	(8,799)	20,489
Provision for income taxes	4,794	(1,982)	2,812
Net income	$24,494	$(6,817)	$17,677